UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET 29th FLOOR NEW YORK, NEW YORK	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2017, First Data filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 102,150,250 shares of its Class B Common Stock, par value $0.01 per share (Class B Common Stock). All 102,150,250 shares of Class B Common Stock were converted into shares of Class A Common Stock, par value $0.01 per share, of First Data (Class A Common Stock). First Data’s Amended and Restated Certificate of Incorporation requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued.

Effective upon filing, the Certificate of Retirement amended First Data’s Amended and Restated Certificate of Incorporation to reduce the total number of authorized shares of capital stock of the First Data by 102,150,250 shares. The total number of authorized shares of First Data is now 2,222,847,754, shares, consisting of 1,600,000,000 shares designated Class A Common Stock, 522,847,754 shares designated Class B Common Stock, and 100,000,000 shares designated preferred stock, $0.01 par value per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)     The following is a list of the Exhibits filed with this report.

Exhibit
Number Description of Exhibit

Certificate of Retirement of 102,150,250 Shares of Class B Common Stock

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: December 21, 2017	By: /s/ Stanley J. Andersen Stanley J. Andersen Vice President and Assistant Secretary